EXHIBIT 99.1

Via Email

TO:   j2 Global Research Analysts

FROM:   Scott Turicchi

RE:   j2 Global Q1 2003 Earnings Conference Call Question

Gentlemen:

After reviewing the Q&A session of today’s earnings call, I believe there is a need to clarify our response to a question regarding Web channel cancellation rates. A question was asked regarding the directional trend of our Web channel cancellation rates. We believe that the answer to that question may have been confusing, and I am sending you this email to help clarify this issue.

As was stated on the call, we have implemented, and continue to implement, programs designed to reduce Web channel cancellations. As part of these initiatives, we have begun to more actively monitor the behavior of our Web channel customers. Based on these programs, we believe that cancellations have declined both on a quarter-to-quarter basis and on a year-over-year basis. Due to the newness of these programs and the complexity of the data that we have been collecting, we are not yet prepared to share more specific customer cancel metrics at this time.

Regards,

Scott Turicchi

EVP Corporate Development